AN IMPORTANT NOTICE TO THE STOCKHOLDERS OF MERRILL LYNCH PAN-EUROPEAN GROWTH FUND OF MERCURY FUNDS, INC.

As a stockholder of Merrill Lynch Pan-European Growth Fund (the “Fund”), a series of Mercury Funds, Inc., you are being asked to consider a transaction in which the Fund will be acquired by Merrill Lynch EuroFund (“EuroFund”) (the “Reorganization”). The following chart outlines the Reorganization structure.

Surviving Fund	Acquired Fund
Merrill Lynch EuroFund	Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc.

On July 13, 2004, the Fund will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization. A combined proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization pursuant to which EuroFund will acquire substantially all of the assets and will assume substantially all of the liabilities of the Fund and will simultaneously distribute to the Fund newly issued shares of beneficial interest of EuroFund. Such shares will then be distributed on a proportionate basis to the stockholders of the Fund. The shares of EuroFund that you receive will be the same class as the shares you held in the Fund before the Reorganization. When the Reorganization is completed, the Fund will terminate.

The Board of Directors of the Mercury Funds, Inc., on behalf of Pan-European Growth, has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares.

In this Question and Answer Sheet, we will refer to Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc. as “Pan-European Growth,” Merrill Lynch Master Pan-European Growth Portfolio (the portfolio in which Pan-European Growth invests all of its assets) as “Master Pan-European Growth” and Merrill Lynch EuroFund as “EuroFund.”

Q.	Why am I receiving the proxy statement?

A.	As a stockholder of Pan-European Growth, you are being asked to consider a transaction in which EuroFund will essentially acquire Pan-European Growth. This transaction is referred to in this Question and Answer sheet as the “Reorganization.” The Reorganization requires the approval of Pan-European Growth’s stockholders.

Q.	Who is receiving the proxy statement?

A.	The stockholders of Pan-European Growth are receiving the proxy statement. The Reorganization does not require the vote of stockholders of EuroFund.

Q.	Will there be a Stockholders’ Meeting?

A.	Yes. A Stockholders’ Meeting for Pan-European Growth will be held on Tuesday, July 13, 2004, at 800 Scudders Mill Road, Plainsboro, New Jersey at 9:00 a.m. Eastern time.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.	EuroFund will be the Surviving Fund. Pan-European Growth will be the Acquired Fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders?

A.	Stockholders should consider the following:

•	After the Reorganization, Pan-European Growth’s stockholders will be invested in a fund with an increased level of net assets with a substantially similar investment objective and substantially similar investment strategies

•	After the Reorganization, stockholders in the Surviving Fund are expected to experience:

•	greater flexibility in portfolio management

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•	a lower total operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization

Q.	How does EuroFund differ from Pan-European Growth?

A.	EuroFund and Pan-European Growth have substantially similar investment objectives and strategies. However, EuroFund uses a value investing style to choose investments while Pan-European Growth may choose investments that the investment adviser considers to be undervalued or to have good prospects for earnings growth. In addition, EuroFund invests in securities of any market capitalization while Pan-European Growth focuses on investments in mid to large capitalization companies, and EuroFund may invest more of its assets in convertible securities than may Pan-European Growth.

Q.	Will the Reorganization affect the value of my investment?

A.	The value of your investment will not change.

Q.	As an owner of shares of Pan-European Growth, will I own the same class of shares of EuroFund after the Reorganization as I currently own?

A.	Yes. The shares of EuroFund you receive in the Reorganization will be the same class as the shares you currently own in Pan-European Growth. For example, if you own Class A shares of Pan-European Growth, you will receive Class A shares of EuroFund as a result of the Reorganization.

Q.	As an owner of shares of Pan-European Growth, will I own the same number of shares of EuroFund after the Reorganization as I currently own?

A.	No. You will receive shares of EuroFund with the same aggregate net asset value as the shares of Pan-European Growth you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). The number of shares you receive will depend on the relative net asset value of the shares of the two Funds on that date. For example, let us assume that you own 10 Class A shares of Pan-European Growth. If the net asset value of that Fund’s Class A shares on the Valuation Date is $6 per share, and the net asset value of the Class A shares of EuroFund on the Valuation Date is $12 per share, you will receive 5 Class A shares of EuroFund in the Reorganization. The aggregate net asset value of your investment will not change. (10 Pan-European Growth Class A shares x $6 = $60; 5 EuroFund Class A shares x $12 = $60).

Thus, if on the Valuation Date the net asset value of the shares of EuroFund is higher than the net asset value of the shares of Pan-European Growth, you will receive fewer shares of EuroFund in the Reorganization than you held in Pan-European Growth before the Reorganization. On the other hand, if the net asset value of the shares of EuroFund is lower than the net asset value of the shares of Pan-European Growth, you will receive a greater number of shares of EuroFund in the Reorganization than you held in Pan-

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European Growth before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Pan-European Growth.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	Merrill Lynch Investment Managers, L.P. (“MLIM”) serves as the investment adviser to EuroFund and Merrill Lynch Investment Managers International Limited serves as the investment adviser to Master Pan-European Growth. MLIM will serve as the investment adviser for the Surviving Fund after the Reorganization. Hubert Aarts is primarily responsible for the day-to-day management of EuroFund and Samuel Joab is primarily responsible for the day-to-day management of Master Pan-European Growth. Mr. Aarts is expected to be is primarily responsible for the day-to-day management of the Surviving Fund following the Reorganization

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	If the Reorganization is approved by Pan-European Growth stockholders, the Surviving Fund’s name will be Merrill Lynch EuroFund.

Q.	Why is my vote important?

A.	For a quorum to be present at the Stockholders’ Meeting, one third of the outstanding shares of Pan-European Growth entitled to vote at the Meeting must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Pan-European Growth entitled to vote, with all shares voting together as a single class. The Board of Directors of Mercury Funds, Inc., on behalf of Pan-European Growth, urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

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Q.	Has Pan-European Growth retained a proxy solicitation firm?

A.	Yes. Pan-European Growth has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While Pan-European Growth expects most proxies to be returned by mail, Pan-European Growth may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to act upon the proposal by the time of the Stockholders’ Meeting on July 13, 2004, the Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of Mercury Funds, Inc., on behalf of Pan-European Growth, believes the Reorganization is in the best interests of Pan-European Growth and its stockholders. It encourages stockholders to vote FOR the Reorganization.

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